Exhibit 99.1

 Venus Concept Announces Second Quarter of Fiscal Year 2024 Financial Results

TORONTO, August 13, 2024 (GLOBE NEWSWIRE) – Venus Concept Inc. (“Venus Concept” or the “Company”) (NASDAQ: VERO), a global medical aesthetic technology leader, announced financial results for the three and six months ended June 30, 2024.

Second Quarter 2024 Summary & Recent Progress:

•	Company continues to execute against Transformational Plan
o	Cash used in operations of $1.3 million, down 37% year-over-year and down 54% quarter-over-quarter
•	Total revenue of $16.6 million, down 17% year-over-year, but in-line with second quarter estimate of at “least $16.5 million”.
o	Gross margin up 62 basis points year-over-year to 71.5%, combined with a 13% decrease in operating expenses year-over-year, drives 3% reduction in GAAP operating loss year-over-year
o	Adjusted EBITDA loss of $4.1 million, up 4% year-over-year, despite 17% revenue decline
•
On May 28, 2024, the Company announced a $35 million debt-to-equity exchange transaction, significantly reducing the Company’s debt balance and bringing the Company back into compliance with the Nasdaq Minimum Equity Requirement.

•	On June 3, 2024, the Company announced that it received a medical device license issued by Health Canada to market the Venus Versa Pro system in Canada.
•	On June 17, 2024, the Company announced that that it has entered a new strategic skin resurfacing and skin tightening device supply arrangement with Skin Laundry Holdings, Inc.
•
On June 27, 2024, the Company announced the successful completion of its NEXThetics events held across several major cities in North America. NEXThetics events bring together Venus Concept’s network of aesthetic leaders and practitioners and have seen a significant increase in popularity and attendance.

Management Commentary:

“Second quarter revenue results met the expectations we outlined on our first quarter report,” said Rajiv De Silva, Chief Executive Officer of Venus Concept. “Aesthetic capital equipment sales continue to be challenged by macroeconomic headwinds and as expected, our revenue results outside the U.S. continue to be impacted by the strategic initiative~~s~~ to exit certain unprofitable direct market. However, we importantly continue to see evidence that our efforts to reposition the business over the last eighteen months have been proving successful. We are enhancing our cash flow profile – as evidenced by the 47% reduction year-over-year in cash used in operations over the first six months of 2024 - and remain focused on enhancing our balance sheet condition and enhancing the Company’s foundation to support long-term, sustainable, profitability and growth in the future.”

Second Quarter 2024 Financial Results:

	Three Months Ended June 30,
	2024	2023
	(dollars in thousands)
Revenues by region:
United States	$9,280	$9,757
International	7,302	10,318
Total revenue	$16,582	$20,075

	Three Months Ended June 30,
	2024		2023		Change
(in thousands, except percentages)	$	% of Total	$	% of Total	$	%
Revenues by product:
Venus Prime / Subscription—Systems	$4,517	27.2	$4,311	21.5	$206	4.8
Products—Systems	8,588	51.8	12,313	61.3	(3,725)	(30.3)
Products—Other	2,647	16.0	2,586	12.9	61	2.4
Services	830	5.0	865	4.3	(35)	(4.0)
Total	$16,582	100.0	$20,075	100.0	$(3,493)	(17.4)

Total revenue for the second quarter of 2024 decreased $3.5 million, or 17%, to $16.6 million, compared to the second quarter of 2023. The decrease in total revenue, by region, was driven by a 29% decrease year-over-year in international revenue and a 5% decrease year-over-year in United States revenue. The decrease in total revenue, by product category, was driven by a 30% decrease in products – systems revenue and a 4% decrease in services revenue, offset partially by a 5% increase in lease revenue and a 2% increase in products - other revenue. The percentage of total systems revenue derived from the Company’s internal lease programs (Venus Prime and our legacy subscription model) was approximately 34% in the second quarter of 2024, compared to 26% in the prior year period.

Gross profit for the second quarter of 2024 decreased $2.4 million, or 17%, to $11.8 million compared to the second quarter of 2023. The change in gross profit was primarily due to a decrease in revenue in our international markets driven by the accelerated exit from unprofitable direct markets and the effects of tighter third-party lending practices which negatively impacted capital equipment sales in both the U.S. and international markets. Gross margin was 71.5% of revenue, compared to 70.8% of revenue for the second quarter of 2023.

Operating expenses for the second quarter of 2024 decreased $2.5 million, or 13%, to $17.4 million, compared to the second quarter of 2023. The change in total operating expenses was driven by a decrease of $1.3 million, or 16%, in selling and marketing expenses, a decrease of $1.0 million, or 10%, in general and administrative expenses and a decrease of $0.2 million, or 12%, in research and development expenses. Second quarter of 2024 general and administrative expenses included approximately $0.2 million of costs related to restructuring activities designed to improve the Company's operations and cost structure.

Operating loss for the second quarter of 2024 was $5.6 million, compared to operating loss of $5.8 million for the second quarter of 2023.

Net loss attributable to stockholders for the second quarter of 2024 was $20.0 million, or $3.05 per share, compared to net loss of $7.4 million, or $1.35 per share for the second quarter of 2023. Second quarter net loss attributable to stockholders includes a pre-tax loss on debt extinguishment of $10.9 million related to the debt-to-equity exchange transaction. Adjusted EBITDA loss for the second quarter of 2024 was $4.1 million, compared to adjusted EBITDA loss of $4.0 million for the second quarter of 2023.

As of June 30, 2024, the Company had cash and cash equivalents of $5.7 million and total debt obligations of approximately $46.0 million, compared to $5.4 million and $74.9 million, respectively, as of December 31, 2023.

Fiscal Year 2024 Financial Outlook:

Given the Company’s active dialogue with existing lenders and investors and the ongoing evaluation of strategic alternatives with various interested parties to maximize shareholder value, the Company is not providing full year 2024 financial guidance at this time. The Company expects total revenue for the three months ending September 30, 2024 of at least $17.0 million, representing a 3% decline year-over-year and a 3% increase quarter-over-quarter.

Conference Call Details:

Management will host a conference call at 8:00 a.m. Eastern Time on August 13, 2024 to discuss the results of the quarter with a question-and-answer session. Those who would like to participate may dial 877-407-2991 (201-389-0925 for international callers) and provide access code 13747737. A live webcast of the call will also be provided on the investor relations section of the Company's website at ir.venusconcept.com.

For those unable to participate, a replay of the call will be available for two weeks at: 877-660-6853 (201-612-7415 for international callers); access code 13747737. The webcast will be archived at ir.venusconcept.com.

About Venus Concept

Venus Concept is an innovative global medical aesthetic technology leader with a broad product portfolio of minimally invasive and non-invasive medical aesthetic and hair restoration technologies and reach in over 60 countries and 10 direct markets. Venus Concept's product portfolio consists of aesthetic device platforms, including Venus Versa, Venus Versa Pro, Venus Legacy, Venus Velocity, Venus Viva, Venus Glow, Venus Bliss, Venus Bliss MAX, Venus Epileve, Venus Viva MD and AI.ME. Venus Concept's hair restoration systems include NeoGraft® and the ARTAS iX® Robotic Hair Restoration system. Venus Concept has been backed by leading healthcare industry growth equity investors, including EW Healthcare Partners (formerly Essex Woodlands), HealthQuest Capital, Longitude Capital Management, Aperture Venture Partners, and Masters Special Situations.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Any statements contained herein that are not of historical facts may be deemed to be forward-looking statements. In some cases, you can identify these statements by words such as such as “anticipates,” “believes,” “plans,” “expects,” “projects,” “future,” “intends,” “may,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “guidance,” and other similar expressions that are predictions of or indicate future events and future trends. These forward-looking statements include, but are not limited to, but are not limited to, statements about our financial performance and metrics; the growth in demand for our systems and other products; the efficacy of the restructuring plan; the identification and efficacy of strategic alternatives to maximize shareholder value; the reduction in our cash burn; and the continued implementation of turnaround plans, including debt restructurings and financings.  These forward-looking statements are based on current expectations, estimates, forecasts, and projections about our business and the industry in which the Company operates and management's beliefs and assumptions and are not guarantees of future performance or developments and involve known and unknown risks, uncertainties, and other factors that are in some cases beyond our control. As a result, any or all of our forward-looking statements in this communication may turn out to be inaccurate. Factors that could materially affect our business operations and financial performance and condition include, but are not limited to, those risks and uncertainties described under Part II Item 1A—“Risk Factors” in our Quarterly Reports on Form 10-Q and Part I Item 1A—“Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023. You are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on the forward-looking statements. The forward-looking statements are based on information available to us as of the date of this communication. Unless required by law, the Company does not intend to publicly update or revise any forward-looking statements to reflect new information or future events or otherwise.

Investor Relations Contact:

ICR Westwicke on behalf of Venus Concept:

Mike Piccinino, CFA

VenusConceptIR@westwicke.com

Venus Concept Inc.

Condensed Consolidated Balance Sheets
(In thousands of U.S. dollars, except share and per share data)

	June 30, 2024	December 31, 2023
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$5,732	$5,396
Accounts receivable, net of allowance of $4,161 and $7,415 as of June 30, 2024, and December 31, 2023, respectively	24,584	29,151
Inventories	19,782	23,072
Prepaid expenses	1,009	1,298
Advances to suppliers	4,540	5,604
Other current assets	1,256	1,925
Total current assets	56,903	66,446
LONG-TERM ASSETS:
Long-term receivables, net	9,479	11,318
Deferred tax assets	1,195	1,032
Severance pay funds	421	573
Property and equipment, net	1,126	1,322
Operating right-of-use assets, net	3,907	4,517
Intangible assets	6,719	8,446
Total long-term assets	22,847	27,208
TOTAL ASSETS	$79,750	$93,654
LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
CURRENT LIABILITIES:
Trade payables	$7,189	9,038
Accrued expenses and other current liabilities	12,474	12,437
Note payable	2,289	—
Current portion of long-term debt	1,297	4,155
Income taxes payable	626	366
Unearned interest income	1,198	1,468
Warranty accrual	1,139	1,029
Deferred revenues	894	1,076
Operating lease liabilities	1,432	1,590
Total current liabilities	28,538	31,159
LONG-TERM LIABILITIES:
Long-term debt	42,402	70,790
Accrued severance pay	458	634
Deferred tax liabilities	2	15
Unearned interest revenue	438	671
Warranty accrual	271	334
Operating lease liabilities	2,613	3,162
Other long-term liabilities	664	338
Total long-term liabilities	46,848	75,944
TOTAL LIABILITIES	75,386	107,103
Commitments and Contingencies (Note 9)
STOCKHOLDERS’ EQUITY (DEFICIT) (Note 15):
Common Stock, $0.0001 par value: 300,000,000 shares authorized as of June 30, 2024 and December 31, 2023; 7,255,277 and 5,529,149 issued and outstanding as of June 30, 2024, and December 31, 2023, respectively	30	30
Additional paid-in capital	295,320	247,854
Accumulated deficit	(291,648)	(261,903)
TOTAL STOCKHOLDERS’ EQUITY (DEFICIT)	3,702	(14,019)
Non-controlling interests	662	570
	4,364	(13,449)
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$79,750	$93,654

Venus Concept Inc.
Condensed Consolidated Statements of Operations
(In thousands of U.S. dollars, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Revenue
Leases	$4,455	$4,311	$8,048	$10,072
Products and services	12,127	15,764	26,013	30,534
	16,582	20,075	34,061	40,606
Cost of goods sold:
Leases	410	721	1,887	2,450
Products and services	4,323	5,134	8,678	10,237
	4,733	5,855	10,565	12,687
Gross profit	11,849	14,220	23,496	27,919
Operating expenses:
Selling and marketing	7,048	8,380	14,422	16,412
General and administrative	8,660	9,633	18,908	20,818
Research and development	1,737	1,965	3,522	4,602
Total operating expenses	17,445	19,978	36,852	41,832
Loss from operations	(5,596)	(5,758)	(13,356)	(13,913)
Other expenses:
Foreign exchange (gain) loss	774	(178)	1,098	(530)
Finance expenses	2,452	1,553	4,120	3,061
(Gain) loss on disposal of subsidiaries	—	(1)	—	76
Loss on debt extinguishment	10,901	—	10,901	—
Loss before income taxes	(19,723)	(7,132)	(29,475)	(16,520)
Income tax expense	141	189	178	424
Net loss	$(19,864)	$(7,321)	$(29,653)	$(16,944)
Net loss attributable to stockholders of the Company	$(19,951)	$(7,409)	$(29,745)	$(17,066)
Net income attributable to non-controlling interest	$87	$88	$92	$122

Net loss per share:
Basic	$(3.05)	$(1.35)	$(4.81)	$(3.19)
Diluted	$(3.05)	$(1.35)	$(4.81)	$(3.19)
Weighted-average number of shares used in per share calculation:
Basic	6,550	5,471	6,189	5,355
Diluted	6,550	5,471	6,189	5,355

Venus Concept Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)

	Six Months Ended June 30,
	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(29,653)	$(16,944)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,952	2,032
Stock-based compensation	578	850
Provision for expected credit losses	444	977
Provision for inventory obsolescence	723	674
Finance expenses and accretion	2,526	680
Deferred tax expense (recovery)	(176)	78
Loss on sale of subsidiary	—	76
Loss on extinguishment of debt	10,901	—
Loss on disposal of property and equipment	19	—
Changes in operating assets and liabilities:
Accounts receivable short-term and long-term	5,962	6,153
Inventories	2,567	297
Prepaid expenses	289	207
Advances to suppliers	1,064	132
Other current assets	669	1,642
Operating right-of-use assets, net	610	879
Other long-term assets	(2)	(268)
Trade payables	(1,611)	259
Accrued expenses and other current liabilities	225	(4,185)
Current operating lease liabilities	(158)	(236)
Severance pay funds	152	154
Unearned interest income	(503)	(887)
Long-term operating lease liabilities	(549)	(555)
Other long-term liabilities	(239)	(25)
Net cash used in operating activities	(4,210)	(8,010)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(47)	(92)
Net cash used in investing activities	(47)	(92)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock	10	1,109
2023 Multi-Tranche Private Placement, net of costs of $367	—	1,633
2024 Registered Direct Offering shares and warrants, net of costs of $222	976	—
Dividends from subsidiaries paid to non-controlling interest	—	(87)
Proceeds from Short-Term Bridge Financing By Madryn, net of costs $238	2,000	—
2024 Convertible Notes issued to EW, net of costs of $393	1,607	—
Net cash provided by financing activities	4,593	2,655
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS AND RESTRICTED CASH	336	(5,447)
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH — Beginning of period	5,396	11,569
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH — End of period	$5,732	$6,122
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid for income taxes	$69	$18
Cash paid for interest	$1,594	$2,381

Use of Non-GAAP Financial Measures

Adjusted EBITDA is a non-GAAP measure defined as net income (loss) before foreign exchange (gain) loss, financial expenses, income tax expense (benefit), depreciation and amortization, stock-based compensation and non-recurring items for a given period. Adjusted EBITDA is not a measure of our financial performance under U.S. GAAP and should not be considered an alternative to net income or any other performance measures derived in accordance with U.S. GAAP. Accordingly, you should consider Adjusted EBITDA along with other financial performance measures, including net income, and our financial results presented in accordance with U.S. GAAP. Other companies, including companies in our industry, may calculate Adjusted EBITDA differently or not at all, which reduces its usefulness as a comparative measure. We understand that although Adjusted EBITDA is frequently used by securities analysts, lenders and others in their evaluation of companies, Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our results as reported under U.S. GAAP. Some of these limitations are: Adjusted EBITDA does not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments; Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs; and although depreciation and amortization are non-cash charges, the assets being depreciated will often have to be replaced in the future, and Adjusted EBITDA does not reflect any cash requirements for such replacements.

We believe that Adjusted EBITDA is a useful measure for analyzing the performance of our core business because it facilitates operating performance comparisons from period to period and company to company by backing out potential differences caused by changes in foreign exchange rates that impact financial assets and liabilities denominated in currencies other than the U.S. dollar, tax positions (such as the impact on periods or companies of changes in effective tax rates), the age and book depreciation of fixed assets (affecting relative depreciation expense), amortization of intangible assets, stock-based compensation expense (because it is a non-cash expense) and non-recurring items as explained below.

 The following is a reconciliation of net loss to Adjusted EBITDA for the periods presented:

Venus Concept Inc.
Reconciliation of Net loss to Non-GAAP Adjusted EBITDA

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Reconciliation of net loss to adjusted EBITDA	(in thousands)		(in thousands)
Net loss	$(19,864)	$(7,321)	$(29,653)	$(16,944)
Foreign exchange (gain) loss	774	(178)	1,098	(530)
(Gain) loss on disposal of subsidiaries	—	(1)	—	76
Loss on debt extinguishment	10,901	—	10,901	—
Finance expenses	2,452	1,553	4,120	3,061
Income tax expense	141	189	178	424
Depreciation and amortization	977	1,010	1,952	2,032
Stock-based compensation expense	239	369	578	850
CEWS (1)	—	—	418	—
Other adjustments (2)	238	412	1,148	1,330
Adjusted EBITDA	$(4,142)	$(3,967)	$(9,260)	$(9,701)

(1) In April 2022, the Canada Revenue Agency (“CRA”) initiated an audit of the Canada Emergency Wage Subsidy Claim (“CEWS”) that the Company filed between 2020-2021. The CRA has currently assessed a denial of CEWS claims made by the Company in 2020 and requesting repayment of $418. The Company disputes the CRA assessment and intends to challenge this matter through the Tax Court or Judicial Review.

(2) For the three and six months ended June 30, 2024 and June 30, 2023 the other adjustments are represented by restructuring activities designed to improve the Company's operations and cost structure.